June 6, 2007	Main +1.858.450.8400 Fax +1.858.450.8499

Rubio’s Restaurants, Inc.
1902 Wright Place, Suite 300
Carlsbad, California 92008

Re:	Rubio’s Restaurants, Inc.
Registration Statement on Form S-8 for 293,805 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Rubio’s Restaurants, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of an additional 293,805 shares of Common Stock (the “Shares”) for issuance under the Company’s 1999 Stock Option Plan, as amended (the “1999 Plan”) and the Company’s 2006 Executive Incentive Plan (the “2006 Plan” and collectively with the 1999 Plan, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of the Company’s charter documents, the corporate proceedings taken by the Company in connection with the establishment of the Plans and other corporate records, certificates of officers of the Company and public officials, and have made such other factual and legal investigations as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed, .pdf or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons. As to facts material to the opinion expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

Based on such review, subject to the assumptions stated above and relying on the statements of fact contained in the documents, instruments, records, certificates, statements and representations described above, and assuming that the purchase or exercise price is at least equal to, and the Company receives property or cash or any other benefit authorized by the Company’s Board of Directors at least equal to, the par value of the Shares, we are of the opinion that if, as and when the Shares are issued pursuant to the applicable provisions of awards duly authorized under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

Heller Ehrman LLP      4350 La Jolla Village Drive, 7th Floor      San Diego, CA 92122-1246      www.hellerehrman.com

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Rubio’s Restaurants, Inc. June 6, 2007 Page 2

This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

Very truly yours, /s/ Heller Ehrman LLP